SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Senetek PLC

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL GENERAL MEETING

SENETEK PLC

(the “Company”)

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of the Company will be held on December 22, 2005 at the Napa Valley Marriott Hotel, 3425 Solano Avenue, Napa, California at 10:00 a.m. Pacific Standard Time, for the purpose of considering and, if thought fit, passing the following resolutions:

1.	To re-elect Rani Aliahmad as a Director;

2.	To re-elect Michael Khoury as a Director;

3.	To receive the Company’s annual accounts for the financial year ended December 31, 2004 together with the last directors’ report and auditors’ report on those accounts, and to approve the last directors’ remuneration report;

4.	To appoint Macias Gini & Company LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2005 at a remuneration to be determined by the directors;

and to transact such other business as may properly come before the Annual General Meeting and any adjournments and postponements thereof.

NOTICE OF EXTRAORDINARY GENERAL MEETING

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Shareholders of the Company will be held on December 22, 2005 at the Napa Valley Marriott Hotel, 3425 Solano Avenue, Napa, California at 11:00 a.m. Pacific Standard Time (or at such later time thereafter as the Annual General Meeting shall have been concluded) in order to receive and consider the Company’s report of steps taken to address the circumstance of the Company’s net assets being half or less of called-up share capital.

By order of the Board of Directors

STEWART SLADE

Stewart Slade

Secretary

The Company’s principal executive offices are located at 620 Airpark Road, Napa, California 94558 and the telephone number at that address is (707) 226-3900. The registered office of Senetek PLC is at Sceptre Court, 40 Tower Hill, London, EC3N 4DX, England. A copy of the Company’s Annual Report and Form 10-K for the year ended December 31, 2004, which contains audited consolidated financial statements and other information, accompanies this Notice and the enclosed Proxy Statement.

A holder of Ordinary shares of the Company entitled to attend and vote at the meeting may appoint a proxy to attend and, on a poll, to vote in his or her stead. A proxy need not be a holder of Ordinary shares.

November 16, 2005

SENETEK PLC

Sceptre Court, 40 Tower Hill, London, EC3N 4DX,

England, United Kingdom

Tel: 44-207-423-8000 Fax: 44-207-423-8001

Proxy Statement

Annual General Meeting of Shareholders

Extraordinary General Meeting of Shareholders

This Proxy Statement is furnished to the shareholders of Senetek PLC, a public limited company registered in England (“Senetek” or the “Company”), in connection with the solicitation by the board of directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual General Meeting of Shareholders and at any and all adjournments or postponements of such meeting, to be held at the Napa Valley Marriott Hotel, 3425 Solano Avenue, Napa, California on December 22, 2005 at 10:00 a.m. Pacific Standard Time for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting (the “Annual Meeting”). This Proxy Statement also relates to the Extraordinary General Meeting to be held at the same location on December 22, 2005 at 11:00 a.m. Pacific Standard Time or such later time thereafter as the Annual General Meeting shall have concluded. The sole purpose of the Extraordinary General Meeting is to receive and consider the Company’s report of steps taken to address the circumstance of the Company’s net assets being half or less of called-up share capital.

The Company anticipates mailing this Proxy Statement and related forms of proxy to its shareholders on or about November 22, 2005.

Record Date and Voting

At the close of business on October 27, 2005 (the “record date”), the Company had outstanding 60,960,624 Ordinary shares, nominal value 5p (the “Ordinary shares”), of which 60,596,373 were held in the name of The Bank of New York as depositary (the “Depositary”), which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares which, in turn, each represent one Ordinary share.

Each registered holder of Ordinary shares present in person at the Annual Meeting is entitled to one vote on a show of hands. Each registered holder of Ordinary shares present in person or by proxy at the Annual Meeting shall, upon a poll, have one vote for each Ordinary share held by such holder.

Proxy cards from registered holders of Ordinary shares must be received not less than forty-eight hours before the time for holding the Annual Meeting. Proxies duly executed by registered holders of Ordinary shares will be voted in accordance with the instructions given or, if no instruction is given, will be voted in accordance with the recommendations of the Board of Directors described herein on each proposal set forth in the Notice of Annual General Meeting and in the discretion of the proxies on any other proposals properly brought before the Annual Meeting. Delivery of a proxy shall not preclude a holder of Ordinary shares from revoking such proxy by delivery of a later dated proxy or from attending and voting at the Annual Meeting or any adjournment thereof.

ADR holders are not entitled to vote directly at the Annual Meeting; however, a Deposit Agreement exists between The Bank of New York and the holders of ADRs pursuant to which registered holders of ADRs as of the record date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary shares registered in its name in accordance with the instructions of the ADR holders. In the event that the instruction card is executed but does not indicate by marking a vote “FOR”, “AGAINST” or “ABSTAIN”, the Depositary will vote the Ordinary shares represented by the instruction card in accordance with the recommendations of the Board of Directors described herein on each proposal set forth in the Notice of Annual General Meeting and will give the Company’s proxies authority to vote in their discretion on any other proposals properly brought before the Annual Meeting. Instructions from the ADR holders should be sent to the Depositary so that the instructions are received by no later than the close of business on December 15, 2005 (the “Instruction Date”). Any holder of ADRs giving instructions to the Depositary has the power to revoke the instructions by delivery of notice to the Depositary at The Bank of New York, 101 Barclay Street, 22nd Floor West, New York, NY 10286 at any time so that the Depositary receives, by no later than the close of business on the Instruction Date, duly executed instructions bearing a later date or time than the date or time of the instructions being revoked.

A minimum of two registered holders of Ordinary shares or their proxy must be present at a Meeting to constitute a quorum for the transaction of business.

The cost of preparing, assembling, and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares and ADRs as of the record date will be borne by the Company. The solicitation of proxies will be made by use of the mails and may also be made by telephone, telegraph, or personally, by certain directors, officers and regular employees of the Company who will receive no extra compensation for those services. Although no precise estimate can be given at this time, the Company anticipates that it will spend approximately $30,000 in connection with the preparation of proxy materials and solicitation of proxies (including fees to be paid to Georgeson Shareholder Communications).

The Company has retained Georgeson Shareholder Communications, a proxy distribution and solicitation firm, to assist in the distribution and solicitation of proxies for shares and ADRs and to perform other related services, for which Georgeson is to receive a fee estimated at $14,000 together with reimbursement for its reasonable out-of-pocket expenses and for payments made to brokers and other nominees for their expenses in forwarding soliciting material. Georgeson will distribute proxy materials to beneficial owners and solicit proxies by a variety of methods, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of the Company’s Ordinary shares and ADRs. Approximately 10 employees of Georgeson will be utilized in connection with the solicitation.

Each of the six proposals described in this proxy statement are ordinary resolutions. Any other resolutions presented at the Annual Meeting would be special resolutions. The approval of an ordinary resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in the votes cast and will have no effect on any resolution voted on at the Annual Meeting. A broker non-vote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the New York Stock Exchange.

Shareholder Proposals

The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the United States Securities and Exchange Commission (“SEC”) and any applicable English or U.S. state laws. In order for a proposal by a shareholder so complying to be included in the proxy statement relating to the Annual Meeting of members to be held in 2006, that proposal must be received in writing by the Secretary of the Company at the Company’s principal executive office no later than July 25, 2006.

Under the UK Companies Act, in order for a shareholder proposal to be presented at the Annual Meeting, such proposal must have been requisitioned either by shareholders representing 5% of the votes of all members having a right to vote at the Annual Meeting or by at least 100 shareholders. Such proposal must have been signed by all requisitionists and submitted to the registered office of the Company prior to the date of the notice of the Annual Meeting. Notwithstanding these requirements, the Articles of Association of the Company permit a resolution to be proposed for the election of a director if notice in writing is given to the Secretary of the Company not more than 28 days and not less than 7 days before the date of the Annual Meeting, signed by a shareholder and attaching a written notice signed by the candidate expressing his willingness to be elected. In addition, if the Company is not notified prior to October 8, 2005 of a proposal to be brought before the 2005 Annual Meeting by a member, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

PROPOSALS ONE AND TWO

ELECTION OF DIRECTORS

The Company currently has four directors (the “Directors”).

The Articles of Association of the Company provide that one-third of the Directors (not including Managing Directors, Executive Directors, or those appointed by the Board of Directors since the last Annual General Meeting), or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third, shall retire by rotation at the dissolution of each Annual General Meeting based on the length of time in office as calculated from each Director’s last election or appointment. Of the current Directors, one is an Executive Director and two were appointed by the Board of Directors since the last Annual Meeting, leaving only one Director subject to this rule, namely Anthony Williams. Because one-third of one is less than one, no Director will retire by rotation at the Annual Meeting.

The Articles of Association of the Company also provide that any Director who has been appointed since the last Annual General Meeting is also required to retire. A retiring Director is eligible for re-election.

Directors Rani Aliahmad and Michael Khoury were appointed by the Board of Directors subsequent to the last Annual General Meeting and so retire and are nominated by the Board for re-election at the Annual Meeting.

Vote Required

Adoption of Proposals One and Two to re-elect Rani Aliahmad and Michael Khoury, respectively, as Directors, each requires the affirmative vote of a majority of the holders of Ordinary shares voting in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendations

The Board of Directors recommends that the shareholders vote “FOR” the re-election of each of Rani Aliahmad and Michael Khoury to serve as Directors of the Company.

The following table indicates certain information concerning Rani Aliahmad, Michael Khoury and the continuing Directors.

Name	Position with Company	Director Since	Age
Frank James Massino	Chairman of the Board of Directors and Chief Executive Officer	1998	57
Anthony Williams	Vice Chairman of the Board of Directors	2003	59
Rani Aliahmad	Director	2005	35
Michael Khoury	Director	2005	51

Nominees

Rani Aliahmad was appointed a Director in April 2005. Mr. Aliahmad currently serves as President of USA Call, Inc., a provider of end-to-end mobile solutions and services for the marketing arena. From 2001-2002, Mr. Aliahmad co-founded Cardionomics with a team of Harvard Medical School researchers. Mr. Aliahmad also led the effort for the development of Embryonix, an embryonic stem cell research center. From 1998-2001, Mr. Aliahmad was co-founder and Chief Strategic Officer of eCandy, a B2B platform for the US confectionery industry, where he led the corporate strategy and business development. From 1996-1998, Mr. Aliahmad was Managing Director of CIC, a telecom investment and consulting company based in Paris France and from 1992-1994, Mr. Aliahmad was also a Junior Economist at Republic National Bank of NY. He received his BA in

Economics from Yale University (1992) and his MBA in Information Technology and Entrepreneurship from MIT (1996). He remains closely affiliated with the MIT Entrepreneurship Center and the E-Lab. Mr. Aliahmad serves as a director of Miravant Medical Technologies (“Mirvant”), a biotechnical company specializing in photodynamic therapy that seeks to develop photoreactive (light-activated) drugs to selectively target diseased cells and blood vessels. Mirvant’s Common Stock is registered with the Securities and Exchange Commission under Section 12(g) and is quoted on the OTC Bulletin Board. Mr. Aliahmad serves on Mirvant’s Interim Executive Committee.

Michael Khoury was appointed a Director in April 2005. Mr. Khoury joined Deloitte & Touche in 1989 and served as Senior Manager until 1993. From 1993 to 1998 Mr. Khoury served first as President, then as CEO of First National Mortgage Exchange. He was Senior Vice President at IMC Mortgage, a consumer finance company, from 1998 to 1999. In 1999 he became CEO of InterScore, a consulting firm that he sold in 2000 to Ballantyne, a consulting firm focused on enterprise resource planning systems, where he remained as a Senior Vice President until 2003. Since then, Mr. Khoury has been a consultant to a private investment group and, since May 2004, has served as President and a director of SourcingLinknet, Inc. (“SourcingLinknet”) an enterprise previously engaged in internet based business-to-business merchandise procurement for the retail industry that is presently dormant. Mr. Khoury holds a B.S. in Mathematics from the American University of Beirut, an MFA from New York University, and an MBA from UCLA. He is a CPA and a Fulbright Scholar. Mr. Khoury also serves as a director of Neurome, Inc., a discovery stage biotechnology company that seeks therapeutic solutions to human neurodegenerative diseases and of Miravant, where is he serves on the Audit Committee.

Mr. Khoury and Mr. Aliahmad were appointed as Directors at the request of the holders of Senetek’s Senior Notes and related warrants under a provision in the Company’s September 2003 debt restructuring agreement that permits these holders to designate two directors to Senetek’s Board who are “independent” within the meaning of the federal securities laws and related Nasdaq Stock Market provisions and whose qualifications are reasonably satisfactory to Senetek’s board.

Continuing Directors

Frank Massino became Chief Executive Officer of Senetek in November 1998 and became Chairman of the Board of Directors in 1999. Prior to that, Mr. Massino served as President of Carme Cosmeceutical Sciences, Inc., a wholly-owned subsidiary of Senetek, from 1997 through 1998. Mr. Massino holds a degree in Finance and Chemistry from the University of Illinois and is a graduate of the Marketing Management Program of the Columbia Executive Program at Columbia University and the Management of Managers Program of the Graduate School of Business Administration at the University of Michigan.

Anthony Williams was appointed a Director in February 2003 and was re-elected by shareholders at the Annual General Meeting in December 2003. Mr. Williams was appointed Vice Chairman of the Board of Directors in October 2003. Mr. Williams is a partner of Baker & McKenzie LLP, a global law firm headquartered in Chicago. Until September 2005, Mr. Williams was a partner at Coudert Brothers LLP, a New York City-based international law firm, and previously served as Chairman of the Executive Committee and as Administrative Partner of that firm, responsible for worldwide operations. Mr. Williams had been affiliated with Coudert Brothers LLP from 1973 though September 2005, first as an associate and then as a partner. Mr. Williams sits on the board of directors or advisory boards of the following private entities: DBT America Inc., AXA Art Insurance Inc., Trautman Wasserman & Company Inc., IE Holdings, Ltd., Brook Capital Corporation, Plymouth Holdings Limited, River Ventures, Inc., Fenn Wright & Manson Ltd., Manheim Media LLC and the German American Chamber of Commerce. Mr. Williams received an A.B. in Government and Economics from Harvard University and a Juris Doctor from New York University School of Law. He is admitted to the Bars of the United States Supreme Court, the State of New York and the State of California.

BOARD MEETINGS, COMMITTEES AND COMPENSATION

Meetings

The Board of Directors met sixteen times during 2004. Each Director attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served during 2004. The Board of Directors has met seven times during 2005 to date. Each Director attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served during 2005 to date.

Committees

The Board of Directors has four chartered committees—a Compensation Committee, an Audit Committee, a Corporate Governance Committee and a Nominating Committee. As a result of resignations from the Board of Directors during 2004 and 2005, all of the seats on all of the committees are presently vacant, with the sole exception of the Nominating Committee. The Board intends to reconstitute the membership of its committees after the Annual General Meeting.

Compensation Committee—All of the seats on the Compensation Committee are presently vacant. During 2004, the Compensation Committee consisted initially of Mr. Williams (Chairman), Mr. George Fellows and Mr. Kevin McCarthy. Dr. Franklin Pass replaced Mr. Williams as Chairman in 2004. Mr. McCarthy stood down from the committee in October 2004. Mr. Fellows and Dr. Pass left the Committee upon their resignations as directors in December 2004 and April 2005, respectively. The Compensation Committee reviews and fixes the salary and other compensation of the Chief Executive Officer and the other executive officers of the Company, including administering the Company’s share option plans. The Compensation Committee met once during 2004 and has not met to date during 2005.

Audit Committee—All of the seats on the Audit Committee are presently vacant. During 2004, the Audit Committee consisted initially of Mr. Anthony Williams, Dr. Uwe Thieme, and Mr. Kevin McCarthy, with Mr. Fellows replacing Mr. Williams and Dr. Franklin Pass replacing Mr. McCarthy during the course of 2004. Mr. Fellows resigned from the Board and the Committee in December 2004 and Dr. Pass and Dr. Thieme resigned from the Board and the Committee in April 2005. The duties of the Audit Committee consists of, among other things, selecting the Company’s independent certified public accountants, approving the services and fees of the independent certified public accountants, assessing the Company’s financial reporting process and internal controls, reviewing the independence of the Company’s certified public accountants, and monitoring lines of communication between directors, financial management and the independent accountants. The Audit Committee met five times during 2004 and has met one time to date in 2005. Because there are presently no individual directors sitting on the Audit Committee, the Board has not determined that any individual qualifies as an “audit committee financial expert” and is “independent” as defined by the SEC.

Corporate Governance Committee—All of the seats on the Corporate Governance Committee are presently vacant. During 2004 the members of the Corporate Governance Committee consisted of Mr. McCarthy and Dr. Pass. The duties of the Committee consist, among other things, of administering a code of business conduct for the Company’s directors, officers and employees, developing and administering corporate governance guidelines, policies and principles applicable to the Company, developing and implementing a legal compliance program for the Company’s employees and directors, and evaluating and monitoring the effectiveness of and compliance with these programs.

Nominating Committee—The Nominating Committee currently consists of Mr. Williams. In 2004 the committee initially consisted of Messrs. Fellows, McCarthy and Williams. Mr. McCarthy stepped down in October 2004 in favor of Dr. Pass. As noted above, Mr. Fellows and Dr. Pass resigned from the Board in December 2004 and April 2005, respectively. The duties of the Nominating Committee consist, among other things, of identifying individuals qualified to become Board members, selecting, or recommending to the Board, the director nominees for the next Annual General Meeting, selecting, or recommending to the Board, director candidates to fill any vacancies on the Board and receiving proposals for director nominees from beneficial holders of the Company’s Ordinary shares. The Nominating Committee met once during 2004. The sole member of the Nominating Committee is “independent” within the meaning of the listing standards of the Nasdaq Stock Market. A copy of the Nominating Committee’s charter is available on the Company’s website at www.senetekplc.com.

Board Compensation

Beginning in 2003, non-employee directors received a quarterly $2,500 cash stipend. During 2004, the Company established a Deferred Compensation Plan that allowed the directors to receive their directors’ stipend in stock. The Plan was discontinued effective December 31, 2004 and beginning in 2005 directors began to receive their quarterly board stipends in cash, as previously was the case. The stock accrued under the Plan was issued in early 2005 as follows:

Mr. Massino:	71,039
Mr. Williams:	26,182
Mr. McCarthy:	26,182
Mr. Fellows:	26,182
Dr. Pass:	26,182
Mr. Tobler:	27,847

The number of shares of stock that were issued under the Deferred Compensation Plan was calculated quarterly by dividing the notional amount of the quarterly stipend ($2,500) by the average trading price of the ADRs on the Nasdaq Smallcap Market (through November 10, 2004) and the NASD’s OTC Electronic Bulletin Board (after November 10, 2004) through December 31, 2004.

We maintain separate stock option plans for employees, including Directors, and for non-employee Directors and consultants, as described under “Executive Compensation—Stock Option Plans.” below.

CORPORATE GOVERNANCE

Independent Directors

The Board has determined that the following Directors of the Company (constituting a majority of all Directors) are “independent” within the meaning of the listing standards of the Nasdaq Stock Market: Mr. Williams, Mr. Aliahmad and Mr. Khoury.

Communication with Directors

Individuals may submit communications to the Board or to the non-management Directors individually or as a group by sending the communications in writing to the attention of the Secretary of the Company at Senetek PLC, 620 Airpark Road, Napa, CA 94558. All communications that relate to matters that are within the scope of responsibilities of the Board and the Committees will be forwarded to the appropriate directors.

Director Nomination Process

The Nominating Committee periodically reviews with the Board the requisite skills and characteristics of new directors, if any, as well as the composition of the Board as a whole. The Nominating Committee makes an assessment of the suitability of candidates for election to the Board, taking into account business experience, independence, and character. The Committee, at this time, does not believe it is necessary or appropriate to adopt specific, minimum objective criteria for director nominees. Shareholders may propose nominees for Board membership for consideration by the Nominating Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating Committee, Attention: Secretary at Senetek PLC, 620 Airpark Road, Napa, CA 94558. Shareholders who wish to nominate candidates for election to the Board at the next annual meeting of shareholders must adhere to the dates and follow the procedures outlined in “Shareholder Proposals,” above. The Nominating Committee will consider director candidates submitted by shareholders using the same criteria that it uses to select directors for non-shareholder nominees.

Board Meetings and Executive Sessions

Directors are expected to attend each Board meeting, whether in person or by telephone. Management provides all directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed the materials for the meeting. The Board regularly meets in executive sessions with only independent directors present.

Code of Ethics

The Company has adopted a code of ethics that applies to its chief executive officer and senior financial officers. This code of ethics can be found in the Company’s Code of Business Conduct which is available on the Company’s website at senetekplc.com. In the event of any amendment to, or waiver from, the code of ethics, the Company will publicly disclose the amendment or waiver by posting the information on its website.

EXECUTIVE OFFICERS

Frank J. Massino, Chairman and Chief Executive Officer (see above).

Stewart Slade, age 56, is non-executive Company Secretary. From January 2003 until May 2004, he served as Vice President for European Operations and Company Secretary. From January 2000 to December 2002, he was the Company’s Acting Principal Financial Officer. From July 1998 to January 2000, Mr. Slade was the Company’s Chief Financial Officer, and from April 1998 to June 1998, the Company’s Chief Accountant. Mr. Slade holds a Bachelor of Science degree in Chemistry from the University of Leeds and is a member of the Institute of Chartered Accounts in England and Wales. For information concerning an agreement between Senetek and Mr. Slade, see “Certain Relationships and Related Transactions” below.

BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of Senetek’s outstanding Ordinary shares as of October 27, 2005 by: (i) all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Ordinary shares, (ii) each of the Company’s Directors who beneficially owns such shares; (iii) the Company’s Chief Executive Officer; (iv) the Company’s other executive officers; and (v) all executive officers and Directors of Senetek as a group, in each case based solely on information provided to the Senetek by such beneficial owners. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. The address of each of the Company’s Directors and executive officers is that of Senetek’s principal executive office, 620 Airpark Road Napa, California 94558.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Class (1)
5% Beneficial Owners

Robert T. Tucker	5,016,323	(3)	8.2%

Executive Officers and Directors

Frank J. Massino	3,504,276	(2)	5.8%
Stewart Slade	231,500	(2)	*
Rani Aliahmad	-0-		*
Michael Khoury	-0-		*
Anthony Williams	376,182	(2)	*
All Directors and Executive Officers a group (5 persons)	4,111,958	(2)	6.8%

*	Less than one percent
(1)	For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” as of a given date of any shares which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which that person or persons has the right to acquire within 60 days after that date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes the following number of shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of October 27, 2005: Mr. Massino: 3,350,000; Mr. Slade: 227,500; Mr. Williams: 250,000.
(3)	Consists of 165,528 Ordinary shares and exercisable warrants to purchase 4,850,795 Ordinary shares owned by Silver Creek Investments Ltd., Bomoseen Investments Ltd. and Alba Limited. According to an amended Schedule 13D dated September 11, 2003 Mr. Tucker has reported beneficial ownership of the indicated securities solely as a result of the fact that he is a director of each of Silver Creek, Bomoseen and Alba. Mr. Tucker disclaims any beneficial ownership interest in such securities and each of Silver Creek, Bomoseen and Alba disclaim beneficial ownership of the securities held of record by the others. Mr. Tucker’s business address is 61 Purchase Street, Rye, New York 10580.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Senetek’s Directors, executive officers and any persons holding more than 10% of the Company’s equity securities are required to report their ownership of equity securities and any changes in their ownership, on a timely basis, to the SEC. To the Company’s knowledge, based solely on materials provided and representations made to the Company, for the fiscal year ended December 31, 2004, all reports required by Section 16(a) were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2004, the Company retained Coudert Brothers LLP to perform certain legal services for the Company for which Coudert Brothers LLP was paid legal fees. Mr. Williams, a Director of the Company, was a partner of Coudert Brothers LLP during 2004.

Effective June 1, 2004 Senetek and Mr. Tobler entered an agreement in which, among other things, the parties agreed to the termination of Mr. Tobler’s employment agreement with Senetek dated as of October 1, 2002, management of Senetek agreed to recommend to the Nominating Committee that Mr. Tobler be nominated for re-election as a Director at the 2004 Annual Meeting, Mr. Tobler received a grant of options to purchase 150,000 Ordinary shares of Senetek pursuant to Senetek’s Executive Share Scheme for Non-Executive Directors and Consultants in exchange for his release of rights to receive an option to purchase 200,000 Ordinary shares pursuant to the terminated employment agreement, and the parties agreed to enter into a consulting agreement and a finder’s agreement in exchange for his release of rights to one year’s salary as severance under the terminated employment agreement. The consulting agreement provides for Mr. Tobler’s personal consulting services in connection with the disposition of Senetek’s pharmaceutical assets and the development of new dermatological compounds through October 2005, in exchange for a consulting fee of $16,500 per month during the initial 6 months and $8,250 per month for the remaining 12 months. The finder’s agreement provides that if during the term (which is terminable on 30 days notice by either party after October 2005) or within 12 months after the end of the term the Company enters into a license or similar agreement with a third party introduced to the Company by Mr. Tobler during the term, Mr. Tobler is to be paid 5% of Senetek’s first year revenue from such license or similar agreement, decreasing to 4%, 3%, 2% and 1% in the second, third, fourth and fifth years of such license or similar agreement, respectively.

In May 2004, the Company entered into a consulting agreement with Mr. Slade pursuant to which Mr. Slade provides consulting, advisory and other services to the Company which respect the Company’s Invicorp and Reliaject products and other matters. Through July 31, 2004, Mr. Slade was paid fees at the rate of £5,000 per month. Since July 31, 2004, Mr. Slade as been paid at the rate of £400 per day. The Consulting Agreement is terminable by either party on 30 days written notice to the other party.

See also “Executive Compensation—Employment Contracts” for a description of certain relationships with employees of the Company.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation of the Executive Officers and their capacity at December 31, 2004.

	Fiscal Year	Annual Compensation			Long-Term Compensation		All Other Compensation
Name and Principal Position		Salary	Bonus		Options(1)
Frank Massino Chairman and Chief Executive Officer	2004 2003 2002	$319,000 319,000 290,000	$	— — —	— — —		$16,245 24,847 65,248	(2) (2) (3)

Wade Nichols Executive Vice President, Corporate Development and General Counsel	2004 2003 2002	243,000 173,459 —		— — —	— — 150,000	(4)	7,200 50,400 105,200	(4) (4) (4)

Brad Holsworth Chief Financial Officer	2004 2003 2002	185,000 150,455 —		— — —	— 25,000 —	(5)	6,000 21,000 —	(5) (5)

Andreas Tobler Chief Operating Officer And Managing Director—Europe	2004 2003 2002	66,000 198,000 49,500		— — —	150,000 — —		117,500 6,000 141,000	(6) (6) (6)

Stewart Slade Vice President European Operations Acting Principal Finance Officer and Company Secretary	2004 2003 2002	51,492 122,580 116,580		— — —	— — —		109,797 9,133 8,250	(7) (3) (3)

(1)	Options entitle the grantee to purchase Ordinary Shares from Senetek. There is no public trading market for our Ordinary Shares, although there is a trading market in the United States for Ordinary Shares represented by American Depositary Shares. Any subsequent conversion from Ordinary Shares into American Depositary Shares, evidenced by American Depositary Receipts, entails the grantee paying UK Inland Stamp Duty Reserve Tax at 1.5% on the deemed market value or, in certain cases, on the exercise price, of the shares so converted, and a present fee of either $0.03 or $0.02 per Ordinary Share converted into an American Depositary Share, to The Bank of New York, the US Depositary for such conversion.
(2)	Car allowance of $1,000 per month and car expense reimbursement.
(3)	Car allowance, car expense reimbursement and payment for accrued but unused vacation.
(4)	Consulting fees of $45,000 in 2003 and $105,000 in 2002 prior to becoming an employee in April 2003. Car allowance of $600 per month commencing with employment. The 150,000 options granted in 2002 expired in April 2004, one year after departure from the Board of Directors. Mr. Nichols employment with the Company terminated in April 2005.
(5)	Consulting fees of $16,000 plus an option to purchase 25,000 shares of common stock prior to commencing employment in March 2003. Car allowance of $500 per month commencing with employment. Mr. Holsworth’s employment with the Company terminated in September 2005.
(6)	Employment terminated May 1, 2004 and subsequent consulting fees for 2004 totaled $115,500. See “Certain Relationships and Related Transactions” above for further information. Payment for consulting services for the period January 1, 2002 to September 30, 2002 plus $500 per month car allowance commenced October 2002 and terminated May 1, 2004.
(7)	Employment terminated April 30, 2004. Other compensation includes payment for accrued but unused vacation of $29,835 and subsequent consulting fees totaling $79,962.

Employment Contracts, Termination of Employment and Change of Control Provisions

The Company has an employment agreement dated November 1, 1998 with Mr. Massino, as amended effective June 30, 2000, October 31, 2002 and January 1, 2003. The agreement and amendments, which were approved by the Compensation Committee, provide for a perpetual three-year term and an annual salary of $319,000 per annum. The contract also provides for an automobile allowance of $1,000 per month and reimbursement of related automobile operating expenses. Under the agreement, Mr. Massino is entitled to an annual bonus, to be determined by the Compensation Committee, and is eligible to participate in the Company’s management bonus plan, if any. In the event that Mr. Massino’s employment is terminated by the Company (other than for “permanent disability” or “cause”, as such terms are defined in the agreement) or by Mr. Massino for “good reason” (as defined in the agreement), Mr. Massino would become entitled to a lump sum payment equal to the product of (i) his base salary (and a deemed bonus, as determined in accordance with the agreement) and (ii) three (3) (i.e., the number of years remaining under the “evergreen” provisions of his employment agreement). Further, in such circumstance, all unvested and/or unexercisable options held by Mr. Massino would become immediately vested and exercisable. The agreement also provides for payment of three years worth of additional compensation upon consummation of certain changes of control (as defined below), provided that the Company would not be required, on a change of control, to pay Mr. Massino any amounts that would constitute an “excess parachute payment” under the Internal Revenue Code.

For purposes of the employment agreement with Mr. Massino, a “change of control” would include, among other events set forth in that agreement, (i) a sale, lease or transfer of all or substantially all of the Company’s assets, (ii) the adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company, (iii) a merger or consolidation of the Company or any subsidiary thereof, following which shareholders of the Company immediately prior to such event hold less than 50% of the voting power of the surviving or resulting corporation, (iv) an acquisition by an individual or group of more than 50% of the voting securities of the Company, and (v) a change in the Board of Directors that results in less than a majority of the Board being comprised of directors that have served on the Board of Directors for at least 12 months or who were approved by a majority of the Board at the time of their election or appointment.

The Company had an employment agreement with Mr. Holsworth with an effective term commencing March 1, 2003 and ending April 30, 2005. The agreement provided for salary of $185,000 per annum and an automobile allowance of $500 per month. Under the agreement, Mr. Holsworth was eligible to participate in the Company’s management bonus plan and management was required to recommend that Mr. Holsworth be issued options to purchase 175,000 Ordinary shares under the No. 1 Plan. Mr. Holsworth subsequently agreed to surrender his claim for an award of these options in exchange for the payment of one week’s salary. In the event that Mr. Holsworth’s employment was terminated by the Company (other than for legal disability or cause, as defined in the agreement) or by Mr. Holsworth in the event of certain material breaches of the agreement by the Company, Mr. Holsworth would have become entitled to continued payment of his compensation, at the rate of compensation then in effect, for a period of 12 months following his termination. Further, in such circumstance, all unvested and/or unexercisable options held by Mr. Holsworth would have become immediately vested and exercisable.

The Company had an employment agreement with Mr. Nichols with an effective term commencing March 1, 2003 and ending February 28, 2005. The agreement provided for salary of $243,000 per annum and an automobile allowance of $600 per month. Under the agreement, Mr. Nichols was eligible to participate in the Company’s management bonus plan. On March 23, 2005 the Company and Mr. Nichols entered into an agreement pursuant to which his employment with the Company will terminate effective as of March 31, 2005. This termination agreement provided for, inter alia, for continuation of Mr. Nichol’s salary (at its current rate) for a period of five months following his departure and for reimbursement of certain relocation costs in the amount of $7,000. In connection with entering into this termination agreement Mr. Nichols’ agreed to surrender his claim for an award of options on 150,000 shares that had been provided for in his employment agreement.

Stock Option Plans

We have two stock option plans pursuant to which options to purchase our Ordinary Shares may be granted. The No. 1 Plan relates to the grant of options to employees, including employee Directors, and officers of Senetek. The No. 2 Plan relates to the grant of options to non-executive (non-employee) Directors and consultants. In both cases, the exercise price of these options may not be less than the fair market value of American Depositary Share representing one of our Ordinary shares on the date of grant. Additionally, from time to time certain options have been issued outside the plans.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information as to 2004 year-end values of options held by persons named in the Summary Compensation Table. No options were exercised by any such person during 2004.

Aggregated Option Exercise During 2004 and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-Ended 2004		Value of Unexercised In the-Money Option at Fiscal Year-End 2004
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
F. Massino	—	—	3,350,000	—	—	—
S. Slade	—	—	225,000	25,000	—	—
A. Tobler	—	—	845,000	150,000	—	—
W. Nichols	—	—	—	—	—	—
B. Holsworth	—	—	25,000	—	—	—

Compensation Committee Interlocks and Insider Participation

As noted above, all of the positions on the Compensation Committee are presently vacant. None of the individuals who served as members of the Compensation Committee during 2004 (Messrs. Williams, Fellows and McCarthy and Dr. Pass) are currently or formerly were officers or employees of Senetek or any of its subsidiaries. No executive officer served as a director or member of the compensation committee of another entity, one of whose executive officers served as our director or as a member of our compensation committee. Coudert Brothers LLP, a law firm of which Mr. Williams was a partner, was retained by the Company in 2004 to perform legal services for which it was paid.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The Company’s compensation policy is administered by the Compensation Committee.

Currently the Company and its subsidiaries have 9 employees, including 2 non-executive employees based in Denmark focused on research and development. The Company’s compensation program is designed to complement the Company’s short and long term business strategy by attracting and retaining key executives critical to the Company’s success and establishing appropriate incentives for such executives, including the Company’s Chief Executive Officer, to build the Company’s business and enhance the Company’s profitability. To achieve this, the Compensation Committee intends to develop a compensation program at a level roughly in the second quartile of compensation paid by companies in businesses similar to the Company’s with which the Company must compete for executive talent, including a cash and equity incentive compensation program that will motivate continual improvement in the Company’s financial and business results.

Given its personnel structure and stage of development, it had not, in the past, been practicable for the Company to set up a detailed and integrated compensation philosophy for its executives, nor to specify levels of seniority, areas of responsibility, performance criteria and profitability-related awards.

Typically, executives, including the Company’s Chief Executive Officer, have been awarded fixed term employment agreements. In order to assure continuity of senior management, however, the Compensation Committee approved an amendment to Mr. Massino’s employment agreement when it was amended in late 2002 to provide for a perpetual three-year term. The Company’s current executive employment agreement, with Mr. Massino, provides for consideration by the Compensation Committee of discretionary cash bonuses but have no provisions assuring any bonus or any increases in fixed compensation during the terms of the agreements. No bonus was paid to any executive officers, including Mr. Massino, in or with respect to 2004.

ANTHONY WILLIAMS

RANI ALIAHMAD

MICHAEL KHOURY

Non-employee Members of the

Board of Directors*

October 31, 2005

*	Report executed by the non-employee members of the Board of Directors, in lieu of Compensation Committee, all of whose seats are vacant.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors, including the selection of the Company’s independent certified public accountants and the approval of services and fees provided by the independent certified public accountants. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2004 with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it discussed with the auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

FRANK MASSINO

ANTHONY WILLIAMS

RANI ALIAHMAD

MICHAEL KHOURY

The Board of Directors

October 31, 2005†

†	Report executed by the members of the Board of Directors, in lieu of Audit Committee, all of whose seats are vacant.

PROPOSAL THREE

ACCOUNTS AND REPORTS

The Board of Directors wishes to obtain from the shareholders their approval to receive the Company’s annual accounts for the financial year ended December 31, 2004 together with the last Directors’ report and Auditors’ report on those accounts, and to approve the last Directors’ remuneration report.

The Directors Remuneration Report Regulations (the “Regulations”) came into force in August 2002 and apply to companies incorporated in England whose equity capital is quoted on certain recognized stock exchanges including the Nasdaq Stock Market. The Regulations require the Company to prepare a directors’ remuneration report. The report is approved by the Board of Directors and contains details of individual Directors’ remuneration packages and justification of any compensation packages given in the preceding year. It also sets out details of the Board’s consideration of Directors’ remuneration, the membership of the remuneration committee and a statement of the Company’s future policy on Directors’ pay as well as a Company performance graph. Certain parts of the report are auditable by the Company’s auditors.

The Regulations also require that an ordinary resolution approving the Directors’ Remuneration Report is put to the vote of the members of the Company at the Annual Meeting. The vote on the resolution is advisory only. No aspect of an individual Director’s entitlement to remuneration is conditional upon the resolutions being carried.

Vote Required

Adoption of Proposal Three requires the affirmative vote of a majority of the holders of Ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Three is in the best interest of the Company and its shareholders and, accordingly, recommends a vote “FOR” the proposal, to allow the Board of Directors to receive the Company’s annual accounts for the financial year ended December 31, 2004 together with the last Directors’ report and Auditors’ report on those accounts, and to approve the last Directors’ remuneration report.

PROPOSAL FOUR

INDEPENDENT AUDITORS

The Board of Directors wishes to obtain from the shareholders their approval for the appointment of Macias Gini & Company LLP as the Company’s independent auditors with respect to its filings made with the SEC for the financial year ending December 31, 2005, and to authorize the Directors (acting through the Audit Committee) to fix their remuneration. The Board of Directors also wishes to obtain from the shareholders their approval for the appointment of BDO Stoy Hayward, BDO Seidman, LLP’s member firm in the United Kingdom, as the Company’s independent auditors with respect to statutory filings required in the United Kingdom for the financial year ending December 31, 2005, and to authorize the Directors (acting through the Audit Committee) to fix their remuneration. BDO Stoy Hayward was first appointed as auditors by the Directors in November 1998. Macias Gini & Company LLP was appointed by the Board in August 2005. Representatives of Macias Gini & Company LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. If the appointment of Macias Gini & Company LLP and BDO Stoy Hayward as the Company’s auditors is approved, the Board intends to delegate the determination of the audit fees to the Audit Committee. If the appointment of Macias Gini & Company LLP and BDO Stoy Hayward is not approved by the shareholders, the adverse vote will be considered a directive to the Board of Directors and the Audit Committee to select other independent certified public accountants to serve as the Company’s auditors for the financial year ending December 31, 2005.

Aggregate fees billed by the Company’s previous principal accountants, BDO Seidman, LLP in the United States and its United Kingdom member firm BDO Stoy Hayward for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

Type of Service	2004	2003
Audit Fees (1)	$202,000	$180,000
Other Audit-Related Fees (2)	23,000	3,000
Tax Fees (3)	96,000	51,000

Total	$321,000	$234,000

(1)	Audit Fees: This category includes fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.
(2)	Other-Audit Related Services: Services for accounting consultations and special royalty audits.
(3)	Tax Fees: This category consists of fees for professional services rendered by BDO Seidman and BDO Stoy Hayward for United States and United Kingdom tax compliance including tax return preparation, technical tax advice and tax planning.

The Audit Committee has established a policy governing the Company’s use of the Company’s auditors for non-audit services. Under the policy, management may use non-audit services of the auditors that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. In 2004, all fees identified above under the captions “Audit Fees”, “Other Audit-Related Fees” and “Tax Fees” that were billed by BDO Seidman and BDO Stoy Hayward were approved by the Audit Committee. The Audit Committee determined that the rendering of other professional services for audit related matters, tax compliance and tax advice by BDO Seidman and BDO Stoy Hayward was compatible with maintaining their independence.

Vote Required

Adoption of Proposal Four requires the affirmative vote of a majority of the holders of Ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Four is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the ratification of the appointment of Macias Gini & Company LLP and BDO Stoy Hayward as the Company’s auditors for the financial year ending December 31, 2005 and the authorization of the Directors (acting through the Audit Committee) to fix their remuneration.

EXTRAORDINARY GENERAL MEETING

CONSIDERATION OF REPORT ON MAINTENANCE OF CAPITAL

Section 142 of the Companies Act 1985 provides that if the net assets of an English public company are half or less of its called-up share capital, the company shall convene an extraordinary general meeting for the purpose of considering whether any steps, and if so, what steps should be taken to deal with the situation

The Company’s financial statements prepared in accordance with United Kingdom Accounting Standards (UK GAAP) for the year ended December 31, 2004, which were completed and approved by the Board of Directors on October 7, 2005, reflect net assets as of December 31, 2004 of negative $(2,592,000), which is less than half of the called-up share capital as of December 31, 2004 of $4,892,000 reflected on such financial statements. The Company’s financial statements prepared in accordance with applicable English accounting standards for the prior year reflected net assets as of December 31, 2003 of negative $(3,799,000), which also was less than half of the called-up share capital as of December 31, 2003 of $4,763,000, and the Company anticipates that although its net assets as of December 31, 2005 may exceed those as of December 31, 2004, they will be less than half of its called up share capital as of that date, unless the Company undertakes an equity financing or a business combination.

The following is the report of the Board of Directors of steps taken and to be taken to deal with the Company’s net assets being less than half of called-up share capital.

Analysis of Financial Results

Until the year 2001, the Company incurred losses each year, principally reflecting expenses incurred to develop its erectile dysfunction and drug autoinjector technologies and the absence of significant revenue from other product sales and licensing. Actions taken by the Company to commercialize its patented Kinetin active ingredient for skin care and dermatological application and to discontinue non-core business and reduce administrative expense resulted in profits for 2001 and 2002, which increased its assets to the negative $(661,000) as of December 31, 2002. The Company incurred a significant loss, however, in 2003, which reduced December 31, 2003 net assets to the negative $(3,799,000) described above (as determined in accordance with UK GAAP). This loss resulted primarily from one-time expenses, extraordinary non-cash accounting charges, and non-recurring reductions in royalty revenue all occurring in 2003. The Company made a small profit for the year ended December 31, 2004 of $183,000 and recorded additional capital from proceeds arising from the exercise of stock warrants amounting to $628,000 resulting in an improvement in Net Assets to negative $(2,592,000).

Steps Taken or To be Taken

Although the Company’s net assets as at December 31, 2004 are less than one half of the called up share capital the Company believes that the circumstances and actions taken by the Company during 2004 and 2005, to date, continue to contribute to the long-term financial strength of the Company.

During 2005 to date the Company has taken the following steps to increase its ratio of net assets to called-up share capital:

•	In August 2005 the Company entered into a new agreement with Valeant under which Valeant received expanded distribution rights for Kinetin which it presently markets under the brand Kinerase and also received exclusive worldwide manufacturing and marketing rights to Zeatin. In exchange for these grants, Senetek will receive minimum guaranteed annual royalty payments in the amounts of $6 million in 2006, $7 million in 2007 and $8 million each in 2008, 2009 and 2010 (before existing credits) plus the potential for additional royalties. Under the new agreement Valeant was granted exclusive rights to Zeatin for all distribution channels and Valeant’s existing license for Kinetin is similarly broadened, subject to the rights of Senetek’s existing Kinetin licensees.

•	The Company is negotiating an agreement with a U.S. specialty pharmaceutical company to purchase the equipment to produce the Company’s proprietary Reliaject® autoinjector device and manufacture and market Reliaject worldwide in return for milestone payments and royalties to the Company.

•	The Company opened a Research and Development facility in Aarhus, Denmark in the fourth quarter of 2004. The laboratory has been established to screen new skincare compounds.

•	The Company has terminated its lease for the current Napa facility and will be moving into new premises resulting in savings of approximately $400.000 over the next two years.

•	The Company closed its UK facility during September 2005 resulting in annual savings of approximately $250,000 per annum.

While an equity financing could increase the Company’s net assets to in excess of half of its called-up share capital, the Board of Directors made the judgment that a financing at the currently depressed prices of the Company’s securities would not be in the shareholders best interest. The Company does, however, intend to hold itself ready for an equity financing as soon as its securities return to a fair valuation.

Absent an equity financing or business combination, the Company anticipates that its net assets as of year end 2005 will still be less than half of its called-up share capital, but expects that the steps described above will return the Company to in excess of a 1:2 ratio of net assets to called-up share capital during 2006, although no assurance can made in this regard.

PERFORMANCE GRAPH

The following graph reflects a comparison of the total cumulative return of the Company’s Ordinary shares (in ADR form) with the cumulative total return of the Nasdaq Health Services Stocks index and the Nasdaq (US and Foreign Companies) Stock Market index from December 31, 1999 through September 30, 2005. The comparisons in the table are required by the SEC and are not intended to represent a forecast or to provide any opinion regarding the possible future performance of the Company’s shares.

Return Performance for Years Ended December 31, 1999 to December 31, 2004, and for the Nine Months Ended September 30, 2005 Inclusive

(Base Year December 31, 1999)

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting or the Extraordinary General Meeting. If any other matters are presented properly for action at the Annual Meeting or the Extraordinary Meeting or at any postponement or adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders, insofar as such proxies are not limited to the contrary.

ANNUAL REPORT ON FORM 10-K

SHAREHOLDERS MAY OBTAIN ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH SEC WITHOUT CHARGE BY WRITING TO THE COMPANY AT 620 AIRPARK ROAD, NAPA, CALIFORNIA 94558, USA.

By Order of the Board of Directors

STEWART SLADE Stewart Slade Secretary

November 16, 2005

SENETEK PLC

Instructions to The Bank of New York, as Depositary

(Must be received prior to the close of business on December 15, 2005)

The undersigned registered holder of American Depositary Receipts of Senetek PLC acknowledges receipt of a copy of the Annual Report and the Proxy Statement and hereby requests and instructs The Bank of New York, as Depositary, revoking any instructions previously given, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipts of Senetek PLC registered in the name of the undersigned on the books of the Depositary as of the close of business October 27, 2005, at the Annual Meeting of the Shareholders of Senetek PLC to be held at the Napa Valley Marriott Hotel, 3425 Solano Avenue, Napa, California at 10:00 a.m. Pacific Standard Time, on December 22, 2005, and at any adjournment or postponement thereof, to appoint Mr. Stewart Slade and Mr. David Anderson, and each of them, as proxies, each with full power of substitution, and to authorize him to represent and to vote all of the Deposited Securities represented by such Receipts, in the manner indicated on the reverse side of this voting instruction card, and in their discretion on such other matters as may properly be presented at the Meeting and any adjournment or postponement thereof of which the Company was not aware at least 45 days prior to the mailing of this proxy statement to shareholders.

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THE VOTING INSTRUCTION CARD IS PROPERLY EXECUTED, THE BANK OF NEW YORK, AS DEPOSITARY, WILL VOTE THE DEPOSITED SECURITIES AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THE DEPOSITED SECURITIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS LISTED ON THIS VOTING INSTRUCTION CARD AND FOR ITEMS 3 AND 4 . THE DEPOSITED SECURITIES WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS, WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OF WHICH THE COMPANY WAS NOT AWARE AT LEAST 45 DAYS PRIOR TO THE MAILING OF THE PROXY STATEMENT TO SHAREHOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THIS VOTING INSTRUCTION CARD AND FOR THE APPROVAL OF ITEMS 3 AND 4.

NOTE:

Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the description of the matter or resolution on the voting instruction card.

SENETEK PLC

P.O. BOX 11296

NEW YORK, N.Y. 10203-0296

To change your address, please mark this box.    ☐    Address

To include any comments, please mark this box.    ☐    Comments

Please complete and date this voting instruction card on the reverse side and return it promptly in the accompanying envelope.

* DETACH VOTING INSTRUCTION CARD HERE *

☐ Mark, sign, date and return the voting instruction card promptly using the enclosed envelope.	☐ Votes must be indicated in black or blue ink.

		For	Against	Abstain
1.	To re-elect Rani Aliahmad as a Director.	☐	☐	☐

2.	To re-elect Michael Khoury as a Director.	☐	☐	☐

3.	To receive Senetek Plc’s annual accounts for the financial year ended December 31, 2004 together with the last directors’ report and auditors’ report on those accounts, and to approve the last directors’ remuneration report.	☐	☐	☐

4.	To appoint Macias Gini & Company LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2005 at a remuneration to be determined by the directors.	☐	☐	☐

SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

Date	Share Owner sign here	Co-Owner sign here

SENETEK PLC

Form of Proxy

This proxy is solicited on behalf of the Board of Directors

I/We
BLOCK CAPITALS
of
ADDRESS

Being (a) member(s) of the above named Company, acknowledge receipt of a copy of the Annual Report and the Proxy Statement and, revoking any proxy previously given, hereby appoint Mr. Stewart Slade and Mr. David Anderson, and each of them, as proxies, each with full power of substitution, and hereby authorize each of them to represent and to vote, in the manner indicated on the reverse side of this proxy card, all of the Ordinary shares of Senetek PLC held of record by the undersigned at the Annual General Meeting to be held on December 22, 2005 at 10:00 a.m. local time at the Napa Valley Marriott Hotel, 3425 Solano Avenue, Napa, California and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS LISTED ON THIS PROXY CARD AND FOR ITEMS 3 AND 4. THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OF WHICH THE COMPANY WAS NOT AWARE AT LEAST 45 DAYS PRIOR TO THE MAILING OF THE PROXY STATEMENT TO SHAREHOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THIS PROXY CARD AND FOR THE APPROVAL OF ITEMS 3 AND 4.

Mark, sign, date and return the proxy card promptly using the enclosed envelope.

ORDINARY BUSINESS

	FOR	AGAINST	ABSTAIN
1 To re-elect Rani Aliahmad as a Director.	☐	☐	☐

2 To re-elect Michael Khoury as a Director.	☐	☐	☐

3       To receive the Company’s annual accounts for the financial year ended December 31, 2004 together with the last director’s report and auditors’ report on those accounts, and to approve the last directors’ remuneration report.

	☐	☐	☐

4 To appoint Macias Gini & Company LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2005 at a remuneration to be determined by the directors.	☐	☐	☐

Date                                                                                        , 2005

NOTES:

1	Please indicate with an “X” in the appropriate space how you wish your votes to be cast.

2	In the case of a corporation this proxy must be under the Common Seal or under the hand of a duly authorised officer or attorney whose designation must be stated.

3	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy will be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order of which names stand in the Register of Members.

4	This proxy must reach the address of the Company’s registered office (a stamped addressed envelope is supplied) by not less than 48 hours before the Annual Meeting.

Please use black or blue ink, and write legibly in block capitals.